UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2015

Bristow Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31617	72-0679819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2103 City West Blvd., 4th Floor Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report: NONE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Bristow Group Inc., a Delaware corporation (the “Company”), on June 4, 2015, approved the Bristow Group Inc. Fiscal Year 2016 Annual Incentive Compensation Plan (the “2016 Plan”) which provided for payment of cash bonuses to certain key employees of the Company following the completion of the 2016 fiscal year subject to the attainment of certain performance goals regarding Company safety and financial performance as well as individual performance. In furtherance of the Company’s previously announced economic restructuring efforts, the Compensation Committee on October 12, 2015, cancelled and terminated the 2016 Plan with no payment thereunder. The cancellation and termination of the 2016 Plan does not prevent any payment to be made to any Company employee, including any Company executive officer, pursuant to any other compensation plan or arrangement between the Company and such person that may otherwise reference the 2016 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.

Date: October 14, 2015	By:	/s/ E. Chipman Earle
E. Chipman Earle
Senior Vice President, Chief Legal Officer and Corporate Secretary